UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ERI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Preliminary Operating Trends for Eldorado Properties that Reopened in May and June 2020

In connection with, and solely for purposes of, obtaining required gaming approvals related to the previously announced merger between Caesars Entertainment Corporation, a Delaware corporation (“Caesars”), and Eldorado Resorts, Inc., a Nevada corporation (“Eldorado”), Eldorado has provided updated information regarding preliminary operating trends for its properties that reopened in May and June 2020 as follows:

As previously disclosed, an unprecedented shutdown of leisure activities in the United States began in mid-March due to the COVID-19 public health emergency. As of March 31, 2020, all of the domestic properties operated and managed by Eldorado were temporarily closed due to orders issued by governmental authorities as part of certain precautionary measures intended to help slow the spread of the COVID-19 public health emergency. In May 2020, Eldorado began reopening its properties, as described in more detail in the table below, and, as of June 30, 2020, seventeen of Eldorado’s nineteen properties (excluding Isle of Capri Kansas City, Lady Luck Casino Vicksburg, Eldorado Shreveport Resort and Casino and the MontBleu Resort Casino, which have been sold or are subject to definitive sale agreements (collectively, the “Divestiture Properties”)) were operating. Eldorado has implemented each respective state’s Gaming Control Board and/or governmental regulations that limit gaming positions and/or the number of guests at each property. Based on data that is currently available, the following information reflects estimated preliminary operating trends of the reopened properties for the days that such properties were open in May or June through June 30, 2020 compared to the same period in 2019. However, these trends are preliminary estimates only, based solely on currently available information relating to the properties and the limited period that the properties were open in May or June through June 30, 2020, and Eldorado cautions you that these trends may not continue at these properties in these states and that these trends may not recur at other Eldorado properties as they reopen, including as a result of varying levels of restrictions on operations imposed by governmental or tribal authorities, customer response and demand, the potential for authorities reimposing restrictions in response to continued developments with the COVID-19 public health emergency and other events that could require new closures or delayed reopenings of Eldorado properties and the other factors described under “Forward-Looking Statements” below. Eldorado does not intend to update interim results for the reopened properties or other properties operated by Eldorado. In addition, the results are preliminary, based on management estimates, have not been reviewed by Eldorado’s auditors and are subject to change. Eldorado does not prepare monthly, property-level financials and Eldorado has not yet closed the financial records for the quarter and, as a result, the figures below may not be indicative of final results for these periods in May or June or indicative of the full quarter. As a result, the discussion below constitutes forward-looking statements and, therefore, Eldorado cautions you that these statements are subject to risks and uncertainties, including possible adjustments and the risk factors described under “Forward-Looking Statements” below.

For purposes of this Report: (i) “Regional” refers to all properties in the table below other than Eldorado Reno, Silver Legacy Reno and Circus Circus Reno and (ii) “Destination” refers to Eldorado Reno, Silver Legacy Reno and Circus Circus Reno. Property opening dates by state:

Louisiana		Nevada
Belle of Baton Rouge	May 18th	Eldorado Reno	June 4th
Isle of Capri Lake Charles	May 18th	Silver Legacy Reno	June 4th
		Circus Circus Reno	June 4th
Mississippi		Tropicana Laughlin	June 4th
Tropicana Greenville	May 21st
Isle of Capri Lula	May 21st	Florida
		Isle of Capri Pompano	June 15th

Missouri
Lumiere Place	June 1st	Indiana
Isle of Capri Boonville	June 1st	Tropicana Evansville	June 15th

Iowa		Colorado
Isle of Capri Bettendorf	June 1st	Isle of Capri Black Hawk	June 17th
Isle of Capri Waterloo	June 1st	Lady Luck Black Hawk	June 17th

Ohio
		Eldorado Scioto Downs	June 19th

Reopening performance summary (excluding the Divested Properties):

•	Net revenues for the reopened regional properties for the period they were operating in May and/or June through June 30, 2020 decreased approximately 9% compared to the prior year period.

•	Net revenues for the reopened destination properties for the period they were operating in May and/or June through June 30, 2020 decreased approximately 42% compared to the prior year period.

•	Operating income for the reopened regional properties for the period they were operating in May and/or June through June 30, 2020 increased approximately 24% compared to the prior year period.

•	Operating income for the reopened destination properties for the period they were operating in May and/or June through June 30, 2020 decreased approximately 59% compared to the prior year period.

•	Adjusted EBITDA for the reopened regional properties for the period they were operating in May and/or June through June 30, 2020 increased approximately 16% compared to the prior year period.

•	Adjusted EBITDA for the reopened destination properties for the period they were operating in May and/or June through June 30, 2020 decreased approximately 29% compared to the prior year period.

•	Margins for the reopened regional properties for the period it was operating in May and/or June through June 30, 2020 increased approximately 860 basis points for operating income and 920 basis points for Adjusted EBITDA compared to the prior year period.

•	Margins for the reopened destination properties for the period it was operating in May and/or June through June 30, 2020 decreased approximately 380 basis points for operating income and increased 540 basis points for Adjusted EBITDA compared to the prior year period.

Adjusted Property EBITDA (defined below), a non-GAAP financial measure, has been presented as a supplemental disclosure because Eldorado believes that this non-GAAP supplemental information will be helpful in understanding Eldorado’s ongoing operating results for a property. Eldorado has historically used Adjusted Property EBITDA when evaluating operating performance because Eldorado believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted Property EBITDA represents operating income (loss) for a property before depreciation and amortization. Adjusted Property EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, operating income (loss) or net income (loss) as an indicator of our operating performance. Uses of cash that are not reflected in Adjusted Property EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under the GLPI Master Lease and certain regulatory gaming assessments, which can be significant. As a result, Adjusted Property EBITDA should not be considered as a measure of Eldorado’s liquidity. Other companies that provide EBITDA information may calculate EBITDA differently than Eldorado does. The definition of Adjusted Property EBITDA may not be the same as the definition of Adjusted EBITDA or similar definitions used in any of Eldorado’s debt agreements. For the periods above, net revenues were approximately $90.3 million in 2020 and $107.2 million in 2019, operating income was $26.4 million in 2020 and $23.3 million in 2019 and depreciation and amortization was $9.9 million in 2020 and $10.0 million in 2019.

The information contained in this Current Report on Form 8-K (this “Report”) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not otherwise be incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Forward-Looking Statements

This Report includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Eldorado has based these forward-looking statements on Eldorado’s current expectations about future events. Further, statements that include words such as “believe,” “could,” “intend,” “may,” “potential,” “predict”

and “will,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements, including the above discussion, are necessarily estimates reflecting the best judgment of Eldorado’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including possible adjustments. These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in each of Eldorado’s and Caesars’ recent filings with the SEC, including their respective reports on Form 10-K, Form 10-Q and Form 8-K.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from these forward-looking statements is the potential effect of the COVID-19 public health emergency. The extent to which this public health emergency may affect the pending transactions will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, such as the impact of the actions taken to contain the public health emergency or mitigate its impact, and the direct and indirect economic effects of the public health emergency and measures to contain it (including various state governments’, tribal authorities’ and/or regulatory authorities’ issuance of directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders, any of which may result in the closure of business operations). In addition, changes and instability in global, national and regional economic activity and financial market activity as a result of the COVID-19 public health emergency could negatively impact consumer discretionary spending and travel.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this Report. Eldorado undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Report or to reflect new information, the occurrence of unanticipated events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: July 15, 2020	By:	/s/ Thomas R. Reeg
	Name:	Thomas R. Reeg
	Title:	Chief Executive Officer